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                               SUBSCRIPTION FORM


To: ALYA INTERNATIONAL, INC.

    The undersigned hereby acknowledges receipt of the Prospectus, dated ___________, 1999, of Alya International, Inc. (the "Company") and subscribes for the following number of Shares of the Company upon the terms and conditions set forth therein:

Number of Shares: ___________              All subscriptions are subject to
Price Per Share:  $__________              acceptance by the Company, to
Payment Enclosed: $__________              availability, and to certain other
                                           conditions, and any subscription may
(Make checks payable to "Alya              be declined in whole or in part by
International, Inc."                       return of the subscription monies
                                           without interest.
Date:_________________, 1999
                                           Accepted by Company:

_________________________________          ___________________________________
                                           Authorized officer

_________________________________
(Signature(s) of Subcriber(s)              for _________________ Shares

_________________________________
Social Security or Tax I.D.


The certificates for such stock are
                                           Check one if more than one owner:
to be issued as follows:

                                           / /  Joint tenants WRS

_________________________________          / /  Tenants in Common
Name(s)
                                           / /  Custodian under UGMA
_________________________________

_________________________________
Address
                                           Other:_____________________
_________________________________

_________________________________